UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 4, 2021

GENUFOOD ENERGY ENZYMES CORP.

(Exact name of registrant as specified in charter)

Nevada	000-56112	68-0681158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1108 S. Baldwin Avenue, Suite 107 Arcadia, California	91007
(Address of principal executive offices)	(Zip Code)

(855) 707-2077

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

As permitted under the current Bylaws of Genufood Energy Enzymes Corp. (the “Company”), on July 5, 2021, the Board of Directors (i) voted to increase the total number of directors of the Company and set the total number of directors at five; and (ii) appointed Jai-Tian Lin to fill the vacancy created thereby, Mr. Lin to serve until the next annual meeting of shareholders and until his successor has been elected and qualified. Jai-Tian Lin and Jui Pin Lin, our President, Chief Executive Officer and a director, are not related. See also Item 5.03 below.

Jai-Tian Lin, age 54, co-founded ZWINIC Holdings Corporation in Taiwan, a company engaged in biotechnology, in November 2017 and has served as a director of the company since that time. He also co-founded Touchin Intelligent Co., Ltd. in Taiwan, a company engaged in artificial intelligent marketing, in July 2017 and has served as a marketing consultant to the company since that time. Mr. Lin has been employed at Prudential of Taiwan since August 2003, in various sales capacities from August 2003 through November 2009, and as a financial consultant since December 2009. Mr. Lin received his undergraduate degree in electrical engineering in 1988 from National Taipei University of Technology, a Masters degree in in industrial engineering in 2015 from National Taiwan University and is currently a Ph.D. candidate in mechanical engineering at National Taiwan University.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 4, 2021, as authorized by the Company’s then current Bylaws, the Board of Directors of the Company voted to repeal those Bylaws, adopted in 2010, and replace them with a new set of Bylaws. The new Bylaws do not materially change the rights of the Company’s shareholders. However, the new Bylaws modernize certain provisions under the Bylaws to align them with certain current provisions of the Nevada Revised Statutes (the “NRS”) and expand certain powers of the Board of Directors consistent with the NRS, primarily regarding matters involving the Board of Directors, including the following:

(i)	Authorizing the Company to have a variable number of directors within a range set from time to time by the Board of Directors, and giving the Board of Directors the authority to fill vacancies on the Board of Directors created by any increase in such number of directors;

(ii)	Shortening the time for notice for special meetings of the Board of Directors and modernizing the methods by which such notice can be given, to include electronic modalities;

(iii)	Adopting procedures for the Company’s securities to continue to be held in certificated form or book entry form;

(iv)	Allowing shareholder meetings to be held in any format authorized by the NRS, including in-person, virtual or a combination thereof;

(v)	Clarifying that meetings of shareholders and directors can be held not only within or outside of Nevada, but within or outside of the United States, reflecting the fact the all current directors and the majority of current shareholders reside outside the United States;

(vi)	Clarifying that among the committees of the Board of Directors that can be established are the committees required by the Sarbanes-Oxley Act; and

(vii)	Harmonizing provisions relating to the personal liability and indemnification of directors, officers and employees of the Company with the NRS as currently in effect.

Please see Exhibit 3.1 attached to this Report for a full set of the current Bylaws of the Company.

Item 9.01 Financial Statements and Exhibits.

Exh. No.	Description
3.1	Bylaws of Genufood Energy Enzymes Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUFOOD ENERGY ENZYMES CORP.

Date: July 7, 2021	By:	/s/ Jui Pin Lin
Jui Pin Lin
Chief Executive Officer

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